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                                                                    Exhibit 10.2

        AMENDMENT NO. 1 dated the 24th day of July, 1995 to the Formation Agreement dated January 10, 1994 by and between INSO Corporation (formerly InfoSoft International, Inc.), a Delaware corporation ("INSO"), and Houghton Mifflin Company, a Massachusetts corporation ("HMCo").

        WHEREAS, INSO and HMCo are parties to an agreement dated January 10, 1994 (the "Formation Agreement") whereby HMCo transferred to INSO certain assets used by its Software Division in exchange for shares of INSO's Series A Convertible Preferred Stock;

        WHEREAS, the Formation Agreement provided, among other things, for registration rights with respect to the Common Stock of INSO which HMCo would receive upon conversion of the Series A Convertible Preferred Stock;

        WHEREAS, HMCo has exercised certain of its registration rights in connection with an offering of exchangeable notes and any related transactions entered into in connection therewith (the "SAILS Offering"); and

        WHEREAS, the parties now wish to amend the registration rights contained in the Formation Agreement in certain respects;

        NOW, THEREFORE, the parties hereby agree as follows:

        1. All defined terms used herein without definition shall have the meanings ascribed to them in the Formation Agreement.

        2. Subsections (a) and (b) of Section 3 of the Formation Agreement are hereby deleted in their entirety and replaced with the following:

                "Section 3.   Registration Rights.
                              -------------------

                       (a) OPTIONAL REGISTRATIONS. If at any time or times during the three-year period commencing on the third anniversary of the consummation of the SAILS Offering, INSO shall determine to register any of its Common Stock or securities convertible into or exchangeable or exercisable for Common Stock under the Securities Act of 1933, as amended (the " Securities Act") (whether in connection with a public offering of securities by INSO (a "primary offering"), a public offering thereof by stockholders (a "secondary offering"), or both, but not in connection with a registration effected on form S-8 or Form S-4 (or any successor forms) under the Securities Act ), INSO will promptly give written notice thereof to HMCo, and will use its best efforts to effect the registration under the Securities Act of all shares of Common Stock which HMCo may request in a

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    writing delivered to INSO within fifteen (15) days after the notice given by INSO; PROVIDED, HOWEVER, that in the case of the registration of Common Stock by INSO in connection with an underwritten public offering, it shall not be required to register Registrable Securities of HMCo in excess of the amount, if any, of Common Stock which the principal underwriter of an underwritten offering shall reasonably and in good faith agree in writing to include in such offering. If INSO includes in such a registration any securities to be offered by it, all expenses of registration and offering shall be borne by INSO, except that HMCo shall bear the reasonable fees and expenses of its independent counsel, underwriting commissions attributable to its shares of Common Stock being registered and transfer taxes on shares being sold by HMCo. If the registration under this Section 3(a) is exclusively a secondary offering, as defined in this Section 3(a), HMCo shall bear its proportionate share of the expenses of the registration and offering, except expenses which INSO would have incurred whether or not registration was attempted, including, without limitation, the expense of preparing normal audited or unaudited financial statements or summaries consistent with this Agreement or applicable Securities and Exchange Commission (the "Commission") filings.

              "(b) REQUIRED REGISTRATIONS. If on any one occasion during the one hundred eighty (180) day period commencing on the termination of the three-year period during which registration may be requested pursuant to
    Section 3(a) above, HMCo shall notify INSO in writing that it intends to offer or cause to be offered for public sale all or any portion of its shares of Common Stock, INSO will either (i) elect to make a primary offering in which case the rights of HMCo shall be as set forth in Section 3(a) (except that INSO shall not be permitted to limit the number of shares which may be registered by HMCo), or (ii) use its best efforts to cause such of the shares of Common Stock held by HMCo as may be requested by HMCo to be registered under the Securities Act in accordance with the terms of this Section 3(b), PROVIDED, HOWEVER, that HMCo shall have the right to request registration pursuant to this Section 3(b) only if (A) prior to the termination of the three-year period during which registration may be requested pursuant to Section 3(a), either INSO has not initiated a registration in which HMCo could participate or, if such a registration occurred, HMCo was unable to register all of the shares of Common

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       Stock that HMCo requested to be included because of limitations imposed by INSO or its underwriters; and (B) the number of shares of Common Stock that HMCo requests to be registered pursuant to this Section 3(b)
       has a market value at    the date of such request of not less than $10
       million.  All expenses of such registrations and offerings under this
       Section 3(b) shall be borne by HMCo, including without limitation the expense of any special audit of INSO's financial statements if the notice requesting registration does not reasonably permit the use of existing or contemplated periodic audited statements. INSO shall not be required to cause a registration statement requested pursuant to this Section 3(b) to become effective prior to ninety (90) days following the effective date of a registration statement initiated by INSO, if the request for registration has been received by INSO subsequent to the giving of written notice by INSO, made in good faith, to HMCo to the effect that INSO is commencing to prepare an INSO-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); PROVIDED, HOWEVER, that INSO shall use its best efforts to achieve such effectiveness promptly following such ninety (90) day period if the request pursuant to this Section 3(b) has been made prior to the expiration of such ninety (90) day period. INSO may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed sixty (60) days, if INSO has been advised by legal counsel that such filing would require the disclosure of a material transaction or other factor and INSO determines reasonably and in good faith that such disclosure would have a material adverse effect on INSO."

       3. With respect to the exercise by HMCo of its registration rights in connection with the SAILS Offering and the concurrent public offering by INSO of newly issued shares of its Common Stock (the "Concurrent Offering"), HMCo and INSO agree that, anything to the contrary in the Formation Agreement notwithstanding, the expenses of registration and offering associated with both the SAILS Offering and the Concurrent Offering will be allocated between HMCo and INSO as follows:

               (a) Underwriting commissions and expenses reimbursable to the underwriters (if any), filing fees of the Commission and the National Association of Securities Dealers, Inc., printing costs, blue sky fees (and related fees and expenses of counsel, Skadden, Arps, Slate, Meagher & Flom), transfer agent and registrar fees and expenses, trustee fees and expenses, rating agency fees and any other items not otherwise specifically provided for in this Section 3 that can be specifically allocated to the SAILS Offering and the Concurrent Offering shall be paid by INSO to the

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extent attributable to the Concurrent Offering and by HMCo to the extent attributable to the SAILS Offering;

                (b) The fees and expenses of counsel to INSO (Hale and Dorr) and counsel to HMCo (Goodwin, Procter & Hoar) shall be allocated between INSO and HMCo in proportion to the total gross proceeds from the Concurrent Offering and the SAILS Offering, respectively, PROVIDED, HOWEVER, that any such fees and expenses in excess of $150,000 for Hale and Dorr, and $135,000 for Goodwin, Procter & Hoar shall be borne solely by INSO and HMCo, respectively; and

                (c) The fees and expenses of Ernst & Young LLP attributable to its work on the Concurrent Offering and the SAILS Offering (exclusive of audit and similar expenses that INSO would have incurred whether or not HMCo had exercised its registration rights and exclusive of work related to INSO's Form 8-K and amendments thereto except to the extent of $30,000 of fees and expenses attributable to the acceleration of the audit and review work necessary to meet the registration schedule) shall be allocated between INSO and HMCo in proportion to the total gross proceeds from the Concurrent Offering and the SAILS Offering, respectively.

        4. Except as specifically amended herein, the Formation Agreement shall continue in full force and effect.

        IN WITNESS WHEREOF, INSO and HMCo have caused this instrument to be duly executed under seal by their duly authorized officers as of the date first above written.

                                        INSO CORPORATION


                                        By:  /s/ Bruce G. Hill
                                            --------------------------
                                              Bruce G. Hill
                                              Vice President and General Counsel


                                        HOUGHTON MIFFLIN COMPANY


                                        By:  /s/ Nader F. Darehshori
                                            --------------------------
                                              Nader F. Darehshori
                                              Chairman, President and
                                              Chief Executive Officer